EXHIBIT 99.1

CONTACT:	ICR, Inc.
Rachel Schacter/Allison Malkin
203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES FOURTH QUARTER
AND FISCAL YEAR 2021 RESULTS

~ Fourth Quarter Net Sales of $178.3 million ~

~ Operating Income of $25.9 million and Adjusted Operating Income of $23.9 million ~

~ Ends Fiscal 2021 with Cash of $223.8 million compared to $185.9 million in Fiscal 2020 on Lower Debt ~

~ Board Approves New Share Repurchase Program and Declares Quarterly Dividend of $0.20 Per Share ~

Paramus, NJ – March 25, 2021 -- Movado Group, Inc. (NYSE: MOV) today announced fourth quarter and fiscal year 2021 results for the periods ended January 31, 2021.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “Amid a challenging global operating environment, we are pleased to deliver strong fourth quarter results across key financial metrics and significant progress on our strategy during the year. Our adjusted fourth quarter performance included a sequential improvement in sales, a 220 basis point expansion in gross profit margin and an $18.1 million decline in operating expenses. Combined this drove operating income to $23.9 million, representing a $15.6 million improvement from $8.3 millon in the fiscal 2020 fourth quarter. Overall, I am proud of our team’s ability to successfully execute against our key priorities in an unprecedented environment, which led us to exceed our internal goals each quarter of the year. To that end, throughout fiscal 2021, we managed with discipline while continuing to invest behind our organization and brands in support of our future growth. Notably, powerful innovation across our brands and actions to accelerate our digital center of excellence fueled strong results for our company-owned and third party ecommerce sites including robust second half sales growth at Movado.com.”

Mr Grinberg continued, “Looking ahead, while we are cognizant that the environment still remains uncertain, we believe our brands and businesses are strongly positioned at the start of fiscal 2022. Our brands are experiencing favorable momentum driven by our compelling watch and jewelry offerings, and we have a number of growth opportunities across geographies, channels and categories that we expect to capitalize on during the year. We are especially excited about the upcoming launch of Calvin Klein watches and jewelry in January 2022. With our strategies in place and a strong balance sheet including $224 million in cash, our Board of Directors approved a $25 million share repurchase program and declared a quarterly dividend of $0.20, demonstrating their confidence in our ability to continue to navigate during the pandemic and deliver sustainable long-term growth in fiscal 2022 and beyond.”

Fiscal Fourth Quarter Highlights (See attached table for GAAP and Non-GAAP measures)

•	Delivered topline results ahead of expectations with sequential improvement from the third quarter fiscal 2021
•	Drove adjusted gross margin expansion of 220 bps from prior year period to 54.9%
•	Decreased adjusted operating expenses from prior year period as a percent of sales 670 bps to 41.6%
•	Generated adjusted operating income of $23.9 million as compared to $8.3 million in the prior year period
•	Acheived adjusted diluted earnings per share of $0.84 as compared to $0.15 in the prior year period
•	Tightly managed inventories, which declined 11.0% from prior year
•	Ended the year with cash of $223.8 million, a $37.9 million increase from $185.9 million at fiscal 2020 year end on $30.7 million less debt

Non-GAAP Items (See attached table for GAAP and Non-GAAP measures)

Fourth quarter fiscal 2021 results of operations included the following charges and benefits:

•	$0.7 million pre-tax charge, or $0.6 million after tax, representing $0.02 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton;
•	$0.1 million pre-tax charge, or $0.1 million after tax, representing $0.00 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT;
•	$2.8 million pre-tax benefit, or $1.9 million after tax, representing $0.08 per diluted share, due to change in estimate related to corporate initiative charges recorded primarily in response to the COVID-19 pandemic; and
•	$9.2 million income tax benefit, representing $0.39 per diluted share, resulting from the available carryback of NOLs permitted under the CARES Act.

2

Fourth quarter fiscal 2020 results of operations included the following charges and benefits:

•	Operating expenses included a $0.7 million pre-tax charge, or $0.6 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets related to the acquisition of Olivia Burton;
•	$1.0 million pre-tax charge, or $0.8 million after tax, representing $0.03 per diluted share, associated with the amortization of acquired intangible assets and deferred compensation related to the acquisition of MVMT; and
•	Other non-operating income included a $1.7 million pre-tax benefit, or $1.3 million after tax, representing $0.06 per diluted share, associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition.

Fourth Quarter Fiscal 2021 Results (See attached table for GAAP and Non-GAAP measures)

•	Net sales decreased 6.6% to $178.3 million compared to $191.0 million in the fourth quarter of fiscal 2020. Net sales on a constant dollar basis decreased 9.1% compared to net sales in the fourth quarter of fiscal 2020.
•	Gross profit was $100.8 million, or 56.5% of net sales, compared to $100.6 million, or 52.7% of net sales in the same period last year. Adjusted gross profit for the fourth quarter of fiscal 2021, which excludes a $2.8 million change in estimate associated with corporate initiative charges recorded primarily in response to the COVID-19 pandemic, was $98.0 million, or 54.9% of net sales. The increase in adjusted gross margin percentage was primarily the result of favorable changes in channel and product mix and favorable foreign currency exchange rates.
•	Operating expenses decreased to $74.9 million in the fourth quarter of fiscal 2021 from $94.0 million in the fourth quarter last year. Adjusted operating expenses for the fourth quarter of fiscal 2021 were $74.1 million compared to adjusted operating expenses of $92.3 million for the fourth quarter of fiscal 2020, both of which exclude the operating expense charges mentioned above in the Non-GAAP Items section for their respective periods. The decrease in adjusted operating expenses was primarily due to the Company’s initiative to minimize all operating expenses, including non-essential operating expenses, such as certain marketing, selling and payroll related expenses.
•	Operating income was $25.9 million compared to operating income of $6.6 million in the fourth quarter of fiscal 2020. Adjusted operating income, which excludes the items listed above in the Non-GAAP Items section, was $23.9 million and $8.3 million for the fourth quarter of fiscal 2021 and fiscal 2020, respectively.
•	The Company recorded a tax benefit of $4.8 million, as compared to a tax provision of $4.6 million in the fourth quarter of fiscal 2020. Based upon adjusted pre-tax income, the adjusted tax provision was $3.7 million, or an adjusted tax rate of 15.6%, as compared to an adjusted tax provision of $4.5 million, or an adjusted tax rate of 56.0%, in the fourth quarter of fiscal 2020. The decrease in the adjusted tax rate is due to the impact of the U.S. tax on GILTI as a result of the mix of jurisdictional earnings.
•	Net income was $30.3 million, or $1.29 per diluted share, compared to net income of $3.5 million, or $0.15 per diluted share, for the same period in the prior year. Adjusted net income for the fiscal 2021 period was $19.7 million, or $0.84 per diluted share, compared to adjusted net income of $3.5 million, or $0.15 per diluted share, for the fourth quarter of fiscal 2020, both of which exclude the fourth quarter items listed above in the Non-GAAP Items section after the associated tax effects for their respective periods.

3

Full Year Fiscal 2021 Results (See attached table for GAAP and Non-GAAP measures)

•	Net sales decreased 27.8% to $506.4 million compared to net sales of $701.0 million in fiscal 2020. Net sales on a constant dollar basis decreased 28.9% compared to net sales in fiscal 2020.
•	Gross profit was $270.5 million, or 53.4% of net sales, compared to gross profit of $374.9 million, or 53.5% of net sales, in the prior year. Adjusted gross profit for fiscal 2021 was $271.2 million, or 53.6% of net sales, which excludes $0.7 million in corporate initiative charges related to the impact on the business of the COVID-19 pandemic. Adjusted gross profit for fiscal 2020 was $375.0 million, or 53.5% of net sales, which excludes $0.1 million in amortization of acquisition accounting adjustments related to the MVMT acquisition. The slight increase in adjusted gross margin percentage was primarily the result of favorable foreign currency exchange rates.
•	Operating expenses were $412.6 million in fiscal 2021 compared to operating expenses of $331.9 million in the prior year. For fiscal 2021, adjusted operating expenses were $240.5 million, which excludes $155.9 million in adjustments related to the impairment of goodwill and certain intangible assets, $11.9 million in corporate initiative charges related to the impact to the business from the COVID-19 pandemic, $2.7 million of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.6 million in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition. For fiscal 2020, adjusted operating expenses were $325.0 million, which excludes $4.4 million in expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and $2.8 million of amortization related to the acquisition of Olivia Burton, partially offset by a $0.3 million change in estimate related to the Company’s cost savings initiatives. The decrease in adjusted operating expenses was primarily due to the Company’s initiative to minimize all operating expense, including non-essential operating expenses, such as certain marketing, selling and payroll related expenses.
•	Operating loss was $142.1 million as compared to operating income of $43.0 million last year. Adjusted operating income for fiscal 2021 was $30.7 million, compared to adjusted operating income of $50.0 million for fiscal 2020, both of which exclude the net charges listed in the preceding bullets for their respective periods.
•	The tax benefit was $31.2 million in fiscal 2021 compared to tax provision of $15.1 million in fiscal 2020. Based upon adjusted pre-tax income, the adjusted effective tax rate for fiscal 2021 was 25.5% as compared to the adjusted effective tax rate of 26.4% in fiscal 2020.
•	Net loss was $111.5 million, or $4.80 per diluted share, for fiscal 2021 compared to net income of $42.7 million, or $1.83 per diluted share, for the prior year. Adjusted net income for fiscal 2021 was $21.4 million, or $0.92 per diluted share, which excludes $131.1 million, net of $24.9 million of tax, in adjustments related to the impairment of goodwill and certain intangible assets, $8.7 million, net of $3.9 million of tax, in corporate initiative charges related to the impact on the business from the COVID-19 pandemic including restructuring, $2.2 million, net of $0.5 million of tax, of expenses associated with the amortization of acquired intangible assets related to Olivia Burton and $1.0 million, net of $0.6 million of tax, in adjustments associated with the amortization of acquired intangible assets and deferred compensation related to the MVMT acquisition, partially offset by $0.8 million, net of $0.5 million of tax, associated with a gain on the sale of a non-operating asset in Switzerland, and a $9.2 million income tax benefit resulting from the available carryback of NOLs permitted under the CARES Act.

4

This compares to adjusted net income in fiscal 2020 of $36.5 million or $1.57 per diluted share, which excludes $3.5 million in expenses related to the amortization of MVMT’s intangible assets and deferred compensation arrangements and certain accounting adjustments, net of tax, and $2.3 million of amortization related to the acquisition of Olivia Burton, net of tax, offset by a a gain of $11.7 million associated with the remeasurement of the contingent consideration liability associated with the MVMT acquisition, net of tax, and $0.2 million change in estimate related to the Company’s cost savings initiatives, net of tax.

Fiscal 2022 Outlook

Given the dynamic nature of the COVID-19 crisis, the Company is not providing annual fiscal 2022 outlook at this time. However, given visibility into near term performance, the Company is providing certain expectations for its first quarter of fiscal 2022. With this in mind, the Company currently expects first quarter fiscal 2022 net sales in a range of approximately $110 million to $115 million compared to net sales of $69.7 million in the fiscal 2021 first quarter and to be slightly profitable on an operating basis.

Quarterly Dividend and Share Repurchase Program

The Company also announced that on March 25, 2021, the Board of Directors approved the payment on April 21, 2021 of a cash dividend in the amount of $0.20 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on April 7, 2021.

On March 25, 2021, the Company’s Board of Directors approved a new share buyback program under which the Company may purchase up to $25 million of its outstanding common shares from time to time, depending upon a variety of factors, including market and industry conditions, share price, regulatory requirements and other corporate considerations, as determined by the Company. The authorization expires on September 30, 2022, subject to extension or earlier termination by the Board of Directors. The Company may purchase shares of its common stock in open-market and/or privately negotiated transactions in accordance with applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, and repurchases may be executed pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. The authorization may be suspended or discontinued at any time without notice.

5

The dividend and share buyback program announced today are consistent with the terms of the Company’s $100.0 million senior secured revolving credit facility after giving effect to the termination today of the previously-announced “Suspension Period” under that facility. During the Suspension Period, which commenced on April 30, 2020 in the early stages of the COVID-19 pandemic, the financial maintenance covenants in the Credit Agreement were temporarily relaxed while certain other covenants, including covenants related to dividends, share repurchases, debt incurrence, investments and capital expenditures, were temporarily tightened. The Suspension Period has ended today as a result of the Company’s achievement of certain financial milestones as of and for the periods ended January 31, 2021.

Conference Call

The Company’s management will host a conference call and audio webcast to discuss its results today, March 25th, at 9:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 407-0784. Additionally, a live webcast of the call can be accessed at www.movadogroup.com. The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call. Additionally, a telephonic re-play of the call will be available from 12:00 p.m. ET on March 25, 2021 until 11:59 p.m. ET on April 8, 2021 and can be accessed by dialing 844-512-2921 and entering replay pin number 13717734.

Movado Group, Inc. designs, sources, and globally distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE® and SCUDERIA FERRARI® watches, and for certain of these brands, jewelry and other accessories, and operates Movado Company Stores in the United States and Canada.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin, adjusted operating expenses and adjusted operating income, which are gross profit, gross margin, operating expenses and operating income, respectively, under GAAP, adjusted to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives and the impairment of goodwill and certain intangible assets. The Company is also presenting adjusted tax provision, which is the tax provision under GAAP, adjusted to eliminate the impact of charges for the Olivia Burton and MVMT acquisitions, corporate initiatives, the impairment of goodwill and certain intangible assets, the gain on sale of a non-operating asset and the CARES Act. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after-tax impact of amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives, the impairment of goodwill and certain intangibles, the gain on sale of a non-operating asset and the CARES Act. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same U.S. dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

6

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, pandemics, including the effect of the COVID-19 pandemic and other diseases on travel and traffic in the Company’s retail stores and the stores of its wholesale customers, supply disruptions and delivery delays from the Company’s suppliers as a result of the COVID-19 pandemic, adverse impact on the Company’s wholesale customers and customer traffic in the Company’s stores as a result of increased uncertainty and economic disruption caused by the COVID-19 pandemic, uncertainty relating to the availability and efficacy of vaccines and treatments for COVID-19, the impact of the United Kingdom’s exit from the European Union, defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the possible impairment of acquired intangible assets including goodwill if the carrying value of any reporting unit were to exceed its fair value, volatility in reported earnings resulting from changes in the estimated fair value of contingent acquisition consideration, the continuation of the Company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation and administrative proceedings, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, complex and quickly-evolving regulations regarding privacy and data protection, the continued availability to the Company of financing and credit on favorable terms, business disruptions, and general risks associated with doing business outside the United States including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

7

MOVADO GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,

	2021	2020	2021	2020

Net sales	$178,330	$190,983	$506,397	$700,966

Cost of sales	77,533	90,375	235,898	326,077

Gross profit	100,797	100,608	270,499	374,889

Operating expenses	74,912	94,005	256,707	331,898
Impairment of goodwill and intangible assets	—	—	155,919	—
Total operating expenses	74,912	94,005	412,626	331,898

Operating income/(loss)	25,885	6,603	(142,127)	42,991

Non-operating (expense)/income:
Gain on sale of a non-operating asset	—	—	1,317	—
Other income	342	—	342	—
Change in contingent consideration	—	1,729	—	15,356
Interest expense	(490)	(241)	(1,959)	(930)
Interest income	14	23	45	86

Income/(Loss) before income taxes	25,751	8,114	(142,382)	57,503

(Benefit)/Provision for income taxes	(4,823)	4,581	(31,188)	15,124

Net income/(loss)	30,574	3,533	(111,194)	42,379

Less: Net income/(loss) attributable to noncontrolling interests	309	29	324	(320)

Net income/(loss) attributable to Movado Group, Inc.	$30,265	$3,504	$(111,518)	$42,699

Diluted Income Per Share Information
Net income/(loss) attributable to Movado Group, Inc.	$1.29	$0.15	$(4.80)	$1.83

Weighted diluted average shares outstanding	23,498	23,272	23,239	23,297

8

MOVADO GROUP, INC.

GAAP AND NON-GAAP MEASURES

(In thousands, except for percentage data)

(Unaudited)

	As Reported
	Three Months Ended
	January 31,		% Change

	2021	2020

Total net sales, as reported	$178,330	$190,983	-6.6%

Total net sales, constant dollar basis	$173,658	$190,983	-9.1%

	As Reported
	Twelve Months Ended
	January 31,		% Change

	2021	2020

Total net sales, as reported	$506,397	$700,966	-27.8%

Total net sales, constant dollar basis	$498,110	$700,966	-28.9%

9

MOVADO GROUP, INC.

GAAP AND NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Net Sales	Gross Profit	Operating Income/(Loss)	Pre-tax Income/(Loss)	(Benefit)/Provision for Income Taxes	Net Income/(Loss) Attributable to Movado Group, Inc.	Diluted EPS
Three Months Ended January 31, 2021
As Reported (GAAP)	$178,330	$100,797	$25,885	$25,751	$(4,823)	$30,265	$1.29
Olivia Burton Costs (1)	—	—	699	699	133	566	0.02
MVMT Costs (2)	—	—	35	35	13	22	0.00
Corporate Initiatives (3)	—	(2,816)	(2,760)	(2,760)	(851)	(1,909)	(0.08)
CARES ACT (4)	—	—	—	—	9,235	(9,235)	(0.39)
Adjusted Results (Non-GAAP)	$178,330	$97,981	$23,859	$23,725	$3,707	$19,709	$0.84

Three Months Ended January 31, 2020
As Reported (GAAP)	$190,983	$100,608	$6,603	$8,114	$4,581	$3,504	$0.15
Olivia Burton Costs (1)	—	—	709	709	134	575	0.03
MVMT Costs (2)	—	—	1,028	1,028	247	781	0.03
Change In Contingent Consideration (6)	—	—	—	(1,729)	(415)	(1,314)	(0.06)
Adjusted Results (Non-GAAP)	$190,983	$100,608	$8,340	$8,122	$4,547	$3,546	$0.15

	Net Sales	Gross Profit	Operating (Loss)/Income	Pre-tax (Loss)/Income	(Benefit)/Provision for Income Taxes	Net (Loss)/Income Attributable to Movado Group, Inc.	Diluted EPS
Twelve Months Ended January 31, 2021
As Reported (GAAP)	$506,397	$270,499	$(142,127)	$(142,382)	$(31,188)	$(111,518)	$(4.80)
Olivia Burton Costs (1)	—	—	2,732	2,732	519	2,213	0.10
MVMT Costs (2)	—	—	1,571	1,571	597	974	0.04
Corporate Initiatives (5)	—	735	12,629	12,629	3,884	8,745	0.38
Goodwill and Intangible Asset Impairment (7)	—	—	155,919	155,919	24,867	131,052	5.64
Gain On Sale of a Non-Operating Asset (8)	—	—	—	(1,317)	(474)	(843)	(0.04)
CARES ACT (4)	—	—	—	—	9,235	(9,235)	(0.40)
Adjusted Results (Non-GAAP)	$506,397	$271,234	$30,724	$29,152	$7,440	$21,388	$0.92

Twelve Months Ended January 31, 2020
As Reported (GAAP)	$700,966	$374,889	$42,991	$57,503	$15,124	$42,699	$1.83
Olivia Burton Costs (1)	—	—	2,787	2,787	529	2,258	0.10
MVMT Costs (2)	—	140	4,562	4,562	1,095	3,467	0.15
Change In Contingent Consideration (6)	—	—	—	(15,356)	(3,685)	(11,671)	(0.50)
Cost Savings Initiatives (9)	—	—	(320)	(320)	(77)	(243)	(0.01)
Adjusted Results (Non-GAAP)	$700,966	$375,029	$50,020	$49,176	$12,986	$36,510	$1.57

(1)	Related to the amortization of acquired intangible assets for Olivia Burton.
(2)	Related to the amortization of acquired intangible assets, accounting adjustments and deferred compensation of MVMT, where applicable.
(3)	Related to change in estimate related to corporate initiative charges recorded primarily in response to the COVID-19 pandemic.
(4)	Incremental benefit resulting from the available carryback of NOL's permitted under the CARES ACT.
(5)	Related to provision established associated with corporate initiatives, including restructuring plan.
(6)	Remeasurement of contingent consideration liability.
(7)	Related to the impairment of goodwill and impairment of certain of MVMT's intangible assets.
(8)	Related to a gain on sale of a non-operating asset in Switzerland.
(9)	Change in estimate in Fiscal 2020 for severance and occupancy expenses.

10

MOVADO GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31,	January 31,
	2021	2020
ASSETS

Cash and cash equivalents	$223,811	$185,872
Trade receivables, net	76,931	78,388
Inventories	152,580	171,406
Other current assets	23,479	27,000
Income taxes receivable	24,850	1,888
Total current assets	501,651	464,554

Property, plant and equipment, net	22,349	29,238
Operating lease right-of-use assets	76,070	89,523
Deferred and non-current income taxes	42,507	25,403
Goodwill	—	136,366
Other intangibles, net	17,081	42,359
Other non-current assets	59,599	59,865
Total assets	$719,257	$847,308

LIABILITIES AND EQUITY

Accounts payable	$28,187	$35,488
Accrued liabilities	51,124	44,210
Accrued payroll and benefits	18,047	6,302
Current operating lease liabilities	15,861	15,083
Income taxes payable	14,452	8,217
Total current liabilities	127,671	109,300

Loans payable to bank, non current	21,230	51,910
Deferred and non-current income taxes payable	21,895	25,419
Non-current operating lease liabilities	68,412	81,877
Other non-current liabilities	50,115	48,393

Redeemable noncontrolling interest	2,600	3,165

Shareholders' equity	425,264	526,537

Noncontrolling interest	2,070	707
Total equity	427,334	527,244

Total liabilities, redeemable noncontrolling interest and equity	$719,257	$847,308

11

MOVADO GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended January 31
	2021	2020
Cash flows from operating activities:
Net (loss)/income	$(111,518)	$42,699
Impairment of goodwill and intangible assets	155,919	—
Non-cash corporate initiatives	3,722	—
Change in contingent consideration	—	(15,356)
Depreciation and amortization	14,112	16,381
Other non-cash adjustments	(11,120)	15,617
Changes in working capital	15,399	(25,380)
Changes in non-current assets and liabilities	1,896	(1,891)
Net cash provided by operating activities	68,410	32,070

Cash flows from investing activities:
Capital expenditures	(3,018)	(12,713)
Acquisitions, net of cash acquired	—	(639)
Proceeds from sale of a non-operating asset	1,317	—
Proceeds from sale of an asset held for sale	—	240
Tradenames and other intangibles	(164)	(255)
Net cash used in investing activities	(1,865)	(13,367)

Cash flows from financing activities:
Repayments of bank borrowings	(64,465)	—
Proceeds from bank borrowings	30,879	—
Dividends paid	—	(18,400)
Stock repurchase	—	(4,199)
Stock awards and options exercised and other changes	(497)	(1,266)
Debt issuance costs	(300)	—
Net cash used in financing activities	(34,383)	(23,865)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,823	1,141
Net change in cash, cash equivalents, and restricted cash	37,985	(4,021)
Cash, cash equivalents, and restricted cash at beginning of period	186,438	190,459

Cash, cash equivalents, and restricted cash at end of period	$224,423	$186,438

Non-cash financing activities:
Dividends declared but not paid	$2,320	$—

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$223,811	$185,872
Restricted cash included in other non-current assets	612	566
Cash, cash equivalents, and restricted cash	$224,423	$186,438

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